                                                      Exhibit 99

TWIN DISC, INCORPORATED --

THE ACCELERATOR 401(k) SAVINGS PLAN

As Amended and Restated Effective January 1, 1997

CH1 10094641.3

TWIN DISC, INCORPORATED

THE ACCELERATOR 401(k) SAVINGS PLAN

As Amended and Restated Effective January 1, 1997

Effective as of April 1, 1986, Twin Disc, Incorporated (the “Company”) adopted the Twin Disc, Incorporated — The Accelerator 401(k) Savings Plan (the “Plan”) to enable eligible employees to save for retirement on a tax-deferred basis.

Effective as of January 1, 1997, the Plan was amended and restated as set forth herein, to meet the requirements of the Internal Revenue Code and to make other clarifying and desirable revisions.

The Company intends that the Plan and related Trust qualify as a profit sharing plan with a qualified cash or deferred arrangement under Sections 401(a), 401(k),and 501(a) of the Internal Revenue Code of 1986, as amended, and the provisions of the Employee Retirement Income Security Act of 1974, as amended, and each of the terms of the Plan and Trust shall be so interpreted.

The provisions of this Plan shall apply only to a Participant who terminates employment on or after January 1, 1997.  The rights and benefits, if any, of a Participant who terminated employment prior to January 1. 1997, shall be determined in accordance with the provisions of the Plan as in effect on the date his employment terminated.

ARTICLE I

DEFINITIONS

1.1           “Account” means the separate account which is maintained for the benefit of each Participant in the Plan.

1.2           “Affiliate” means any (i) corporation or other business entity which is included in a controlled group of corporations in which the Company is also included, as provided in Section 414(b) of the Code (as modified, for purposes of Section 5.5 of the Plan, by Section 415(h) of the Code); (ii) which is a trade or business under common control with the Company, as provided in Section 414(c) of the Code (as modified, for purposes of Section 5.5 of the Plan, by Section 415(h) of the Code); (iii) which constitutes a member of an affiliated service group in which the Company is also included, as provided  in Section 414(m) of the Code; or (iv) which is required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code.

1.3           “Authorized Leave of Absence” shall mean any absence authorized by the Employer under the Employer’s personnel practices, provided that all persons under similar circumstances are treated in a uniform and nondiscriminatory manner in the granting of such Authorized Leaves of Absence, and provided further that the Participant returns to employment with the Employer or retires within the period specified in the Authorized Leave of Absence.  An absence for service in the Armed Forces of the United States shall be considered an authorized Leave of Absence provided that the Employee complies with all the requirements of Federal Law to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

1.4           “Beneficiary” means the person or persons or other entity designated by a Participant pursuant to Section 7.5 to receive any benefits under the Plan which may be due upon the Participant’s death.

1.5           “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Reference to any section of the Code includes any successor provision.

1.6           “Company” means Twin Disc, Incorporated, a Wisconsin Corporation, the Plan sponsor.

1.7           “Compensation” means the total of all amounts paid to a Participant  by the Employer for personal services as an Employee of the Employer as reflected on Form W-2 (wages within the meaning of Code Section 3401(a) and all other payments of compensation to a Participant by the Employer in the course of their trades or businesses for which they are required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 of the Code, determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed, such as the exception for agricultural labor in Section 3401(a)(2)), plus any salary reduction the Participant elects under Code Sections 125, 129 or 401(k) but excluding severance pay and all of the following items, (even if includable in gross income); reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits; provided, however, the Plan shall disregard Compensation in excess of Section 401(a)(17) of the Code, indexed for inflation.

1.8           “Employee” means an individual who is receiving remuneration for personal services rendered to an Employer (or would be receiving such remuneration except for an Authorized Leave of Absence); provided, however, that any individual who is a member of a collective bargaining unit whose bargaining representative has bargained in good faith with an Employer (or its bargaining representative) with respect to retirement benefits shall not be considered an Employee under this Plan except to the extent that the applicable collective  bargaining agreement provides for participation under this Plan by such individual.  Any leased employee (within the meaning of Section 414(n)(2) of the Code) of an Employer performing services shall be deemed to be in a class of employees not eligible to participate in this Plan unless such participation is required as a condition of the Plan’s qualification under Code Section 401(a).

1.9           “Employer” means the Company and any Affiliate which adopts the Plan with the consent of the Company.  The following Affiliates have adopted the Plan: TD Electronics, Inc. and Southern Diesel Systems, Inc. (Effective August 22, 2000, Twin Disc Southeast, Inc.)

1.10           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to any section of ERISA includes any successor provision.

1.11           “Fund” means the Trust Fund.

1.12           “Normal Retirement Age” means a Participant’s sixty-fifth (65th) birthday.

1.13           “Participant” means either (i) an Employee who becomes a Participant pursuant to Article II or (ii) an individual who has an Account in the Plan.

1.14           “Plan” means the Twin Disc, Incorporated — The Accelerator 401(k) Savings Plan herein set forth and as it may be amended from time to time.

1.15           “Plan Year” means the Calendar Year.

1.16           “Rollover Contributions” means the contributions made by an Employee or a Participant pursuant to Section 3.6, of sums distributed to him from or directly transferred from either any other qualified employee benefit plan or an individual retirement account derived from a qualified plan, provided such prior distribution or transfer meets all of the applicable requirements under the Code to qualify for rollover or transfer treatment.

1.17           “Termination of Employment” means the end of an Employee’s employment with the Company or an Affiliate determined in accordance with the Company’s personnel policies.  Termination of employment results when an Employee quits, is discharged, retires, dies, is absent but not on an Authorized Leave of Absence, or fails to return to active employment with the Company or to retire by the date on which an Authorized Leave of Absence expired.  Termination of Employment for an  Employee who is laid off occurs upon the earliest of the following events:

(a)           The Employee fails to return to work within three days of recall or within such other longer period as may be specified by the Employer; or

(b)           The Employee’s period of layoff equals three (3) months.

1.18           “Trust” means the trust agreement or agreements between the Company and the Trustee, known as the Twin Disc, Incorporated — The Accelerator 401(k) Savings Trust, as from time to time amended.

1.19           “Trust Fund” means all such money or other property which shall be held by the Trustee pursuant to the terms of the Trust.

1.20           “Trustee” means the trustee or trustees appointed by the Company and acting as such under the Trust Agreement, including any successor or successors.

1.21           “Valuation Date” means each business day.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1           Eligibility and Participation.  (a)  An Employee shall become a Participant in the Plan as of January 1, 1997, if he was a Participant in the Plan on December 31, 1996.

(b)           An Employee shall be eligible to become a Participant as of the first day of the first payroll period coincident with or next following the date he completes two months of employment.  An Employee may become a Participant on the first day of any payroll period on or after the date he is eligible by authorizing salary reduction contributions to the Plan.  Notwithstanding the foregoing, for purposes of Section 3.5 of the Plan, an Employee of Southern Diesel Systems, Inc. (effective August 22, 2000, Twin Disc Southeast, Inc.) will become a Participant on the first day of the payroll period beginning on or after the date he is eligible, regardless of whether he authorizes salary reduction contributions.

(c)           Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service will be provided in accordance with (i) Section 414(u) of the Code and (ii) any agreement for the acquisition of a business.

2.2           Participation Upon Reemployment.  A Participant whose employment has terminated and who is subsequently reemployed by an Employer shall reenter the Plan as a Participant on the date of his reemployment.  If a reemployed Employee was not formerly a Participant in the Plan, he shall be considered a new Employee and shall be required to meet the requirements of Section 2.1 to be eligible to participate in the Plan.  However, if an Employee who was not formerly a Participant in the Plan is reemployed by an Employer, his prior period of employment will be recognized for purposes of the two-months-of-employment service requirement.

2.3           Termination of Employment.  Upon a Participant’s Termination of Employment with the Employer, the Participant’s active participation in the Plan shall cease and the Plan shall not allocate additional contributions to the Participant’s Account in the Plan.

2.4           Transfers.  (a) Transfers between Employers shall not interrupt a Participant’s participation in the Plan.

(b)           If an Employee is transferred from an ineligible position with an Employer or an Affiliate that is not an Employer to a position which makes him eligible for coverage under the Plan, his period of employment in the ineligible position shall be counted as employment and Vesting Service hereunder.  Such an Employee shall be eligible to become a Participant as of the later of the date of transfer or the date he first completes the requirements of Section 2.1.

(c)           If a Participant is transferred to employment with an Affiliate that is not an Employer or to employment that makes him ineligible for active participation under the Plan, his active participation under the Plan shall be suspended.  During the period of his employment in such an ineligible position, he shall cease to have any right to make elections pursuant to Sections 3.1 and 3.3, and he shall continue to share in the performance of the investment funds in which his Accounts are invested.

ARTICLE III

CONTRIBUTIONS

3.1           Salary Reduction Contribution.  (a)  Salary reduction contributions are made pursuant to an agreement between a Participant and his Employer for the Participant to accept a salary reduction in consideration of a  pre-tax contribution to the Plan by the Employer on the Participant’s behalf in the same amount.  Each Participant shall have the option to enter into a written salary reduction agreement with the Employer which shall be applicable to all Compensation received thereafter.  The salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the Employer in an amount equal to any whole number percentage of the Participant’s Compensation for the relevant Plan Year as determined by the Plan Administrator.  The Employer shall contribute to the Trust Fund, as soon as practicable after, and in no event later than fifteen (15) days after, the end of each payroll period, an amount equal to the salary reduction contributions of all Participants for such payroll period.

(b)           Each Participant may change the amounts of his salary reduction contributions as of any pay day by filing a new authorization form with the Plan Administrator at least one week before the end of the applicable payroll period.

(c)           Each Participant may discontinue his salary reduction contributions as of any pay day by notifying the Plan Administrator at least one week before the end of the applicable payroll period.

3.2           Limitation on Salary Reduction Contributions.  (a) No Participant shall be permitted to have salary reduction contributions made under the Plan and any other plan maintained by the Employer during any taxable year in excess of the dollar limitation contained in Code Section 402(g) as in effect at the beginning of such taxable year.  An Employer may limit, revoke or amend its agreement to make salary reduction contributions on behalf of any Participant under Section 3.1 to effect compliance with the Code Section 402(g) limitation.

(b)           Excess Elective Deferrals under this Plan, plus any income and minus any losses allocable thereto, must be distributed to the Participant no later than April 15 of the following year.

(c)           Definitions.

(i)           “Excess Elective Deferrals” shall mean those salary reduction contributions under Code Section 402(g) to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.  Excess Elective Deferrals shall be treated as Annual Additions under Section 5.5 of the Plan.

(ii)           “Elective Deferrals” with respect to any taxable year, shall mean, the sum of all employer contributions (including those of another employer who is not an Employer who has adopted this Plan) made on behalf of a Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(l)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

(d)           Determination of income or loss.  Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the Plan Year in which they occur using the method described in this subsection or any other method permitted under Treasury Regulation Section 1.402(g)-1(e)(5).  The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s 401(k) Contributions for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator of which is the Participant’s Account Balance attributable to 401(k) Contributions without regard to any income or loss occurring during such taxable year.

3.3           Employer Matching Contributions.  For each Participant who is an Employee of the Employer, the Employer shall contribute to the Trust Fund a discretionary Employer matching contribution.   Employer matching contributions shall be made to the Trustee no later than as soon as practicable after the end of the Plan Year to which they relate, but not later than the time prescribed by law for the filing of the Company’s Federal income tax return for the applicable Plan Year, including any extensions thereof.

3.4           Limitations on Contributions For Nondiscrimination Testing Purposes.

(a)          Contributions allocated to the Accounts of Highly Compensated Employees (as defined below in Section 3.4(d)(iii)) shall not in any Plan Year exceed the limits specified in this Section 3.4.  The Plan Administrator may make the adjustments authorized in this Section 3.4 to ensure that the limits of Subsections (b) (the “Actual Deferral Percentage test”) and (c) (the “Actual Contribution Percentage test”) are not exceeded, regardless of whether such adjustments  affect some Participants more than others.  This Section shall be administered and interpreted in accordance with Code Sections 401(k) and 401(m).

(b)           The Actual Deferral Percentage of the Highly Compensated Employees shall not exceed, in any Plan Year, the greater of:

(i)	The Actual Deferral Percentage of all other Participants for the prior Plan Year multiplied by 1.25; or

(ii)
The lesser of the (A) Actual Deferral Percentage of all other Participants for the prior Plan Year multiplied by two (2) and (B) the Actual Deferral Percentage of all other Participants for such Plan Year plus two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

(c)           The Actual Contribution Percentage of the Highly Compensated Employees shall not exceed, in any Plan Year, the greater of:

(i)	The Actual Contribution Percentage of all other Participants for the prior Plan Year multiplied by 1.25; or

(ii)
The lesser of (A) the Actual Contribution Percentage of all other Participants for such Plan Year multiplied by two (2) and (B) the Actual Contribution Percentage of all other Participants for the prior Plan Year plus two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

(d)           The following terms shall have the meanings specified herein for purposes of this Section 3.4.

(i)           Actual Deferral Percentage.  The average, for a specified group of Participants for a Plan Year, of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant’s compensation for such Plan Year, as determined under Treasury Regulation Section 1.401(k)-1(g)(2).  For this purpose, Employer contributions on behalf of any Participant shall include salary reduction contributions, including amounts in excess of the 402(g) limit (as adjusted) described in Section 3.2, but excluding salary reduction contributions that are taken into account in the Actual Contribution Percentage test (provided that the Actual Deferral Percentage test is satisfied both with and without exclusion of these 401(k) Contributions).  For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make salary reduction contributions shall be treated as a Participant on whose behalf no salary reduction contributions are made.

(ii)           Actual Contribution Percentage.  The average for a designated group of Employees of the ratios (calculated separately for each Employee in the group) of (1) the sum of (A) the Employer matching contributions paid and credited to the Account of such Employee for a Plan Year, (B) after-tax contributions credited to the Account of such Employee for the Plan Year, and (C) any salary reduction contributions which are to be taken into account for purposes of the Actual Contribution Percentage Test, to (2) such Employee’s compensation for such Plan Year, as determined under Treasury Regulation Section 1.401(k)-1(g)(2).  Salary Reduction Contributions may be used in the Actual Contribution Percentage test provided that the Actual Deferral Percentage test is met before the salary reduction contributions are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those contributions that are used to meet the Actual Contribution Percentage test.

(iii)           Highly Compensated Employee.  The term Highly Compensated Employee shall mean Highly Compensated active Employees and Highly Compensated Former Employees.

A Highly Compensated active Employee includes any Employee who performs services for the Company during the determination year and who, during the look-back year:  (A) received compensation from the Company in excess of $80,000 (as adjusted pursuant to Code Section 415(d)) and (B) was a five (5) percent owner of the Company.

(e)           The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the Actual Contribution Percentage test and the amount of salary reduction contributions, after-tax contributions and Employer matching contributions used in such test.

(f)           Treatment of Excess Contributions.  If Employer matching contributions or salary reduction contributions exceed any of the limits specified in this Section 3.4 for a Plan Year, then the Plan Administrator shall correct such excess in accordance with the provisions of this Subsection (f).

(i)           Unless the Employer makes sufficient qualified nonelective contributions under Subsection (iv) below, excess contributions and excess aggregate contributions (as defined in subsections (ii) and (iii) below), plus any income and minus any loss allocable thereto for the Plan Year in which such excess contributions and excess aggregate contributions occur, such income or loss determined and allocated in accordance with Treasury Regulation Section 1.401(k)-1(f)(4)(ii), shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such excess contributions and excess aggregate contributions were allocated for the preceding Plan Year.  Excess contributions and excess aggregate contributions shall be treated as Annual Additions under Section 5.5 of the Plan.

(ii)           “Excess contributions” shall mean, with respect to any Plan Year, the excess of:

(A)           The aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

(B)           The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

(iii)           “Excess aggregate contributions” shall mean, with respect to any Plan Year, the excess of:

(A)           The aggregate amount of Employer contributions taken into account in computing the numerator of the Actual Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(B)           The maximum amount of Employer contributions permitted by the Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

(iv)           The Plan Administrator may, in its sole discretion, require the Employer to contribute a qualified nonelective contribution to the Trust in an amount necessary to satisfy any or all of the requirements of Section 3.4.  Qualified nonelective contributions for a Plan Year shall be allocated to the Accounts of Participants who are not Highly Compensated Employees in the ratio in which such Participant’s Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.  To the extent that qualified nonelective contributions are taken into account for the Actual Deferral Percentage test they may not be taken into account for the Actual Contribution Percentage test.  For purposes of this Section 3.5(h)(v), “qualified nonelective contributions” shall mean Employer contributions (other than Employer matching contributions) which are allocated to Participants’ Accounts; which Participants may not elect to receive in cash until distributed from the Plan; which are nonforfeitable when made; and which are subject to the special distribution requirements of Section 7.4.

(vi)           An Employer may limit, revoke or amend its agreement to make salary reduction contributions on behalf of any Participant under Sections 3.1 to effect compliance with the nondiscrimination limitations of this Section 3.4.

3.5           Southern Diesel Systems, Inc. (effective August 22, 2000 Twin Disc Southeast, Inc.) Profit Sharing Contributions.  Southern Diesel Systems, Inc.(effective August 22, 2000, Twin Disc Southeast, Inc.) (“SDS”)  shall make profit sharing contributions for each Employee who is a Participant under this Plan in an amount equal to 2.5% of such Participant’s Compensation.   SDS shall make profit sharing contributions to the Trustee as soon as practicable after the end of the Plan Year to which they relate, but not later than the time prescribed by law for the filing of the Company’s Federal income tax return for the applicable Plan Year, including any extensions thereof.

3.6           Rollover Contributions.  Each Employee or each Participant may elect to make Rollover Contributions to the Plan or to have assets transferred in a direct trustee-to-trustee transfer into the Trust Fund representing the Employee’s interest in another qualified plan (or individual retirement account) that is 100% vested at the time of transfer.   However, a trustee-to-trustee transfer shall not be permitted to the extent such transfer would subject the Plan to the joint and survivor annuity requirements of Code Section 401(a)(11).  Any Employee or Participant who elects to make Rollover Contributions shall complete such forms as may be required by the Company.

3.7           Deductible Limit.  The total Employer contributions for any Plan Year (including 401(k) Contributions) shall not exceed the maximum amount deductible by the Company for such Plan Year for Federal income tax purposes under Section 404 of the Code.

ARTICLE IV

INVESTMENT OF CONTRIBUTIONS

4.1           Investment of Accounts.  (a) The Plan Administrator shall direct the Trustee to establish and maintain separate investment funds, each with such investment objectives as the Plan Administrator determines.  The Plan Administrator may from time to time add, change or eliminate one (1) or more investment funds, without Plan amendment upon such terms and conditions as it may consider appropriate.

(b)           Each Participant (and each Employee who makes Rollover Contributions) shall elect, upon becoming a Participant (or making such Rollover Contributions), the manner in which all contributions made to his Account are to be invested in such investment funds as well as the manner in which amounts already accumulated in his Accounts are to be invested.  A Participant may direct his Account to be invested in any combination of the investment funds.  Such investment election shall remain in force until the Participant changes such election in accordance with Section 4.2 of the Plan.  If a Participant fails to elect the manner in which the contributions to his Account are to be invested, then the contributions to his Account shall be invested in such fund as the Plan Administrator shall deem appropriate, upon notice to the Participant.

(c)           The Plan may hold in a Participant’s Account common stock of the Employer.

4.2           Change In Investment Election And Transfers Between Investment Funds.  Each Participant may change the manner in which the Plan invests his Account or direct that the Plan make a transfer from one fund to another by contacting the Trustee.

ARTICLE V

ALLOCATIONS, ACCOUNTING AND ADJUSTMENTS

5.1           Composition Of Trust Fund.  All amounts contributed to the Plan, as increased or decreased by income, expenditure, appreciation and depreciation, shall constitute a single fund known as the Trust Fund.  The maintenance of Participants’ subaccounts is only for accounting purposes, and a segregation of assets of the Trust Fund to each Account shall not be required.

5.2           Allocation Of Earnings To Account.  As of each Valuation Date, after the allocation of contributions described in Article III and deduction for distributions since the prior Valuation Date, there shall be allocated to the Participant’s Account, by credit or deduction therefrom, as the case may be, a portion of the increase or decrease in the value of the applicable separate investment funds pursuant to Section 4.1 since the preceding Valuation Date attributable to interest, dividends, changes in market value, expenses and gains and losses realized from the sale of assets.  Such allocation shall be made in the proportion that each Participant’s account balance invested in an investment fund as of the date of the allocation bears to the total of all Participants’ account balances invested in such investment fund as of the date of the allocation.

5.3           Allocation Of Employer Matching Contributions and SDS Contributions.  Employer matching contributions shall be allocated to the Accounts of the Participants on whose behalf such Employer Matching Contributions were made on the basis of Participants’ salary reduction contributions, and SDS Contributions shall be allocated to the Accounts of the Participants who are Southern Diesel Systems, Inc. (effective August 22, 2000, Twin Disc Southeast, Inc.) Employees on whose behalf such SDS Contributions were made on the day the Trustee receives such contributions.

5.4           Allocation Of Salary Reduction Contributions.  The salary reduction contributions made during a Plan Year on behalf of each Participant shall be credited to his Account within a reasonable time after the Trustee receives the contributions.

5.5           Maximum Annual Additions.   In accordance with Section 1106(h) of the Tax Reform Act of 1986, the limits of Section 415 of the Code are incorporated herein by reference.

ARTICLE VI

VESTING

A Participant shall at all times have a fully vested, nonforfeitable interest in his Account.

ARTICLE VII

TIME AND METHOD OF PAYMENT

7.1           When Benefits Payable.  (a) When the Participant’s Termination of Employment occurs or the Participant is Disabled, the Participant may file with the Plan Administrator his written election to receive his  distribution on such form or forms and subject to such rules as the Plan Administrator may establish.  Benefits are payable to a Participant or his Beneficiary as soon as practicable after the Participant’s Termination of Employment and filing of election to receive his distribution.  The distribution shall be in the amount of the value of the vested percentage of the Participant’s Account (determined as of the last Valuation Date immediately preceding distribution) in lump sum or to the extent the Participant’s Account had Employee common stock immediately prior to the distribution, in the form of Employer common stock; provided, however, that distributions in Employer common stock shall be applied at the fair market value of the assets distributed on the date of such distribution.  The value of fractional shares of Employer common stock will be distributed in cash.

(b)           If the value of the Participant’s Account exceeds $3,500 (effective January 1, 1998, $5,000), except in the case of death, no distribution shall be made prior to the Participant’s Normal Retirement Age without the prior written consent of the Participant.

(c)           If the total value of the Participant’s vested Accounts is $3,500 (effective January 1, 1998, $5,000) or less as of the Valuation Date coincident with or immediately following the date of the Participant’s Termination of Employment, then his Accounts shall be automatically distributed as soon as practicable after such Valuation Date.

(d)           A Participant who has been on a period of layoff of at least one year may request to be treated as having a Termination of Employment for purposes of requesting a distribution of his Accounts under the Plan.

7.2           Payment Upon Death of Participant.  If a Participant dies before benefit payments begin, his Beneficiary will receive the entire amount in the Participant Account (including contributions made but not yet allocated).  Payment will be made in a lump sum payment as soon as practicable after the Participant’s death, based on the Value of the Participant’s Account as of such Valuation Date immediately preceding the date of distribution;

provided, however, that the Beneficiary may elect to defer benefit payment to the extent otherwise permitted under this Article VII.

7.3           Required Beginning Date For Distributions.  Notwithstanding anything to the contrary, distributions to Participants, determined with respect to the Plan year ending in the calendar year in which such individual attains age seventy and one-half (70-1/2)) shall commence no later than April 1 following the calendar year in which such individual attains age seventy and one-half (70-1/2), whether or not such individual has retired. Notwithstanding the foregoing, effective January 1, 2000, an active Participant may defer his required beginning date until he actually retires.

7.4           Special Distribution Rules.  (a) The requirements of this Section 7.4 shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provision of this Plan.

(b)           All distributions required under this Article VII shall be determined and made in accordance with the provisions of Section 401(a)(9) of the Code and the regulations issued thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations; provided, however, for required minimum distributions made prior to January 1, 1998, the required minimum distribution shall be the Participant’s Account payable in a single sum, and for required minimum distributions made after December 31, 1997, the required minimum distribution should be the Participant’s Account payable over the life expectancy of the Participant.

(c)           Salary reduction contributions and qualified nonelective contributions, and income allocable thereto, shall not be distributed to Participants or Beneficiaries earlier than upon separation from service, death, or disability, or upon the occurrence of one of the following events:

(i)           The termination of the Plan without establishment of a successor defined contribution plan; or

(ii)           The disposition by the Company of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in the trade or business of the Company if the Company continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets; or

(iii)           The disposition by the Company to an unrelated entity of the Company’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Company continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary; or

(iv)           Subject to Section 8.3, the attainment by the Participant of age 59-1/2; or

(v)           The hardship of the Participant, in accordance with Section 8.1.

(d)           Unless the Participant elects otherwise, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which

(i)           the Participant attains Normal Retirement Age;

(ii)           the 10th anniversary of the year in which the Participant commenced participation in the Plan occurs, or

(iii)           the participant terminates his service with the employer.

7.5           Beneficiary Designation.  (a)  If a Participant is married on the date of his death, the Beneficiary of such Participant shall be his spouse unless the Participant’s spouse consents in writing not to be his Beneficiary and to the naming of another specific Beneficiary and such written consent is witnessed either by the Plan Administrator or a notary public.  Notwithstanding the foregoing, this paragraph (a) shall not apply if it is established to the Plan Administrator’s satisfaction either that the spouse cannot be located or that other circumstances set forth in regulations promulgated under Section 417 of the Code which preclude the necessity of the spouse’s consent are present with respect to the Participant.

(b)           Except as otherwise provided in paragraph (a), each Participant shall have the right to designate, by giving a written designation to the Plan Administrator, a Beneficiary to receive any death benefit which may become payable upon the death of such Participant.  Successive designations may be made, and the last designation received by the  Plan Administrator prior to the death of the Participant shall be effective and shall revoke all prior designations.  If a designated Beneficiary shall die before the Participant, his interest shall terminate, and such interest shall be paid as provided below in  Section 7.5(c).  Except as otherwise provided in paragraph (a), the Participant shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary.

(c)           If a Participant shall fail to designate a Beneficiary, if such designation shall for any reason be illegal or ineffective, or if no Beneficiary shall survive the Participant, his death benefits shall be paid in the following order of priority:

(i)           to his surviving spouse;

(ii)           If there is no surviving spouse, to his children; or

(iii)           If there is neither a surviving spouse nor surviving children, to the Participant’s mother and father; or

(iv)           If there are no surviving parents, to the Participant’s estate.

(d)           The Plan Administrator may determine the identity of the distributees and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate or other paper believed by it to be genuine, and upon any evidence believed by it to be sufficient.

7.6           Administrative Powers Relating to Payments.  If a Participant or Beneficiary is unable, in the opinion of the Plan Administrator, to attend properly to his personal financial matters, the Trustee may make such payments in such of the following ways as the Plan Administrator shall direct:

(a)           Directly to such Participant or Beneficiary;

(b)           To the legal representative of such Participant or Beneficiary; or

Any payment made pursuant to this Section 7.6 shall be in complete discharge of the obligation for such payment under the Plan.

7.7           Direct Rollovers.

(a)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 7.7, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible  Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)           Eligible Rollover Distribution.  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:  a hardship distribution (effective January 1, 1999), any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(c)           Eligible Retirement Plan.  An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.  However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(d)           Distributee.  A Distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(e)           Direct Rollover.  A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(f)           If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c), provided that:

(i)
the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect distribution (and, if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE VIII

WITHDRAWALS AND LOANS

8.1           Hardship Withdrawals of Salary Reduction Contributions.

(a)           Prior to the termination of the Participant’s employment, upon a demonstration to the Plan Administrator by the Participant of an immediate and heavy financial need that cannot be met from other resources that are reasonably available to the Participant, a Participant shall be permitted to make a withdrawal of an amount not exceeding the lesser of (i) the  amount needed to satisfy such need, or (ii) 100% of the balance in the Participant’s Account.  Notwithstanding the foregoing, distributions made pursuant to this Section may not include any earnings credited on or after January 1, 1989 to the balance of salary reduction contributions in the Participant’s Account.

(b)           For purposes of this Section, “an immediate and heavy financial need” shall be deemed to exist if the distribution is on account of:

(i)           Unreimbursed medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Code Section 152) or an amount necessary for these persons to obtain medical care described in Code Section 213(d);

(ii)           Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)           Payment of tuition and related fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents;

(iv)           The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence; or

(v)           Other events provided for in rulings, notices or other documents published by the Commissioner of Internal Revenue.  The amount of an immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(c)           In order to demonstrate that a need cannot be met from other resources, the Participant may be required to provide such documents or information as the Plan Administrator may require and to certify that the need cannot be relieved (i) through reimbursement from insurance, (ii) by reasonable liquidation of assets, (iii) by cessation of 401(k) Contributions under the Plan, or (iv) by other withdrawals under or loans from this or any other plan or a loan from a commercial lender, on reasonable terms.

(d)           Withdrawals under this Section shall be permitted only if the Participant has first withdrawn all amounts available to him under this or any other Employer plan and borrowed all amounts available to him under any other Employer  plan.  All of the Participant’s contributions to this Plan and contributions to all other plans maintained by the Employer (except contributions to welfare benefit plans and mandatory employee contributions to defined benefit plans) shall be suspended for a period of 12 months following such withdrawal, and the amount which the Participant may contribute as salary reduction contributions for the Plan Year following such withdrawal shall not exceed the amount described in Code Section 402(g), reduced by the amount of the Participant’s actual salary reduction contributions for the Plan Year in which the withdrawal occurred.

(e)           Distributions pursuant to this Section shall be made as soon as administratively feasible after the withdrawal is approved.

(f)           Distribution will be made out of the Participant’s interests in each of the Investment Funds in accordance with the proportion of the Participant’s Account then invested in such Fund.

8.2           Withdrawals Upon Attainment of Age 59 ½.  An active Participant may elect in writing to withdraw once each calendar year any amount of his account upon the attainment of age 59 ½.

8.3           Withdrawals of Contributions After Termination of Employment.  In accordance with procedures adopted by the Plan Administrator, after the Participant’s Termination of Employment, the Participant, prior to attaining age seventy and one-half (70 ½), may make one partial withdrawal from his Account.  The Plan may charge a reasonable administrative fee for a Participant’s partial withdrawal of his Account balance.

8.4           Withdrawal Applications.  Withdrawal applications shall be made by a Participant on written forms supplied by the Plan Administrator for that purpose.  The Plan Administrator may limit the number of withdrawals a Participant may make to no more than one withdrawal per Account in a 12-month period or may impose a minimum withdrawal amount.  Any Plan Administrator rules regarding withdrawals shall be administered in a uniform nondiscriminatory manner.

8.5           Loans.

(a)           The Plan Administrator may appoint an employee to administer loans in accordance with a Loan Policy, which shall be set forth in a separate document incorporated by reference into this Plan.  The Plan Administrator may amend the Loan Policy at any time provided that such changes are applied in a uniform, nondiscriminatory manner and comply with the Code, ERISA, and applicable regulations.  The Plan Administrator or its designee may direct the Trustee to lend a Participant an amount which, when added to the outstanding balance of all other loans made to the Participant from the Plan, does not exceed the lesser of (i) or (ii) below:

(i)           Fifty thousand dollars ($50,000), reduced by the excess (if any) of:

(A)           The highest outstanding balance of all loans made to the Participant from the Plan during the one (1) year period ending on the day before the loan is made; over

(B)           The outstanding balance of all other loans made to the Participant from the Plan on the day on which the loan is made.

(ii)           Fifty percent (50%) of the total of his nonforfeitable Account balances determined under the provisions of Article 6 as if he had ceased to be a Participant on the date such loan was made.

(b)           All loans shall be made only at the request of the Participant and upon the approval of the Plan Administrator or its designee, which shall follow the uniform, nondiscriminatory Loan Policy in reviewing such requests.

(c)           In addition to the Loan Policy, all loans shall comply with the following terms and conditions:

(i)           A Participant with the written consent of his/her spouse must in writing make an application for a loan to the Plan Administrator or its designee to whose action thereon shall be final.  The Plan Administrator shall specify the form of the application and any supporting data required.

(ii)           Repayment of loans shall be made through regular payroll deduction, and the Participant shall complete an authorization of Payroll Deduction form as prescribed by the Plan Administrator.  The period of repayment for any loan shall be five (5) years from the first day of the month following the date the loan is approved.  Any loan used to acquire a dwelling unit which within a reasonable time will be used as the principal residence of the Participant does not have to be repaid within five (5) years, but shall be paid in a time agreed by the Plan Administrator and the Participant, but in no more than fifteen (15) years from the first day of the month following the date the loan is approved.  The loan shall be considered an investment of such Participant’s Accounts, and the interest paid on the loan shall be credited to the Accounts of the Participant.  The amount of the outstanding loan shall not share in the allocation of earnings of the Trust Fund.  In the event of Termination of Employment while any loan is outstanding, the unpaid balance and any interest due shall become due and payable and go into default after six (6) months from the Termination of Employment date and shall be charged against the amounts which are distributable to such Participant or Beneficiary.

(iii)           Each loan shall bear interest at a reasonable rate which is comparable to the current rate being charged by commercial banks in the Company’s geographic area for similar loans, provided that such rate does not violate any applicable usury laws.

(iv)           Each loan shall be supported by collateral which shall be fifty percent (50%) of the Participant’s vested interest in the Trust.  A loan shall also be supported by the Participant’s promissory note for the amount of the loan, including interest, payable to the order of the Trustee.  In the event of either default, or a termination of employment for any reason foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

(v)           If a Participant borrows amounts under more than one qualified plan maintained by the Company, all the plans are treated as one plan for purposes of the borrowing restrictions outlined in this Section 8.5.

(vi)           Loans must be in an amount of at least $1,000.

(vii)           Participants are not permitted to renegotiate loans made under this Plan.

(d)           A loan made to a Participant pursuant to this Section 8.5 shall be considered an investment of, and repayments shall be credited to the Account of the Participant.

8.6           Voluntary Contributions.  A Participant may elect in writing to withdraw any amount from his Voluntary Contributions Account no more than once in any twelve (12) month period provided that any request for withdrawal must be submitted at least thirty (30) days prior to the effective date of the withdrawal and must be in a form approved by the Company.  No withdrawal shall be allowed unless, within the ninety (90) day period preceding the withdrawal, the Participant’s spouse consents in writing to the withdrawal, and such consent is witnessed by a Plan representative or a notary public.  No spousal consent is needed if it is established to the satisfaction of the Plan Administrator that spousal consent cannot be obtained because there is no spouse or the spouse cannot be located.  The Plan Administrator may establish additional administrative rules with respect to the frequency and timing of withdrawals.

ARTICLE IX

TOP-HEAVY PROVISIONS

9.1           Effective Date.  Notwithstanding anything herein to the contrary, the following provisions shall apply and shall supersede any conflicting Plan provisions with respect to any Plan Year in which this Plan is deemed to be Top-Heavy.

9.2           Determination of Top-Heavy.  The Plan will be considered a Top-Heavy Plan for the Plan Year if as of the last day of the initial Plan Year (or for any Plan Year commencing thereafter, as of the last day of the preceding Plan Year), (i) the value of the sum of the 401(k) Savings Accounts, Employer Matching Contribution Accounts, and SDS Contributions Accounts  (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date) of Participants who are Key Employees (as defined in Section 416(i) of the Code but in making such determination considering compensation as defined in Section 1.415-2(d) of the Income Tax Regulations) exceeds 60% of the value of the sum of 401(k) Savings Accounts, Employer Matching Contribution Accounts, and SDS Contributions Accounts  (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date) of all Participants (the “60% Test”) or (ii) the Plan is part of a required aggregation group (as defined below) and the required aggregation group is Top-Heavy.  However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group (as defined below) which is not Top-Heavy.

9.3           Minimum Benefit.  Any minimum benefit required shall be provided under the Employers’ defined benefit plan(s).

9.4           Impact on Maximum Benefits.  For Plan Years prior to January 1, 2000, in which the Plan is a Top-Heavy Plan, Section 5.5 shall be read by substituting the number “1.00” for the number “1.25” wherever it appears therein, except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.  After December 31, 1999, this Section 9.4 shall be void and be of no force or effect.

9.5           Aggregation With Other Plans.  (a) Required Aggregation.  If a Key Employee under this Plan also participates in another plan of the Employers which is qualified under Code Section 401(a) or if this Plan and another plan must be aggregated so that either this Plan or the other plan will meet the non-discrimination and coverage requirements of Code Section 401(a)(4) or 410, then this Plan and any such other plan will be aggregated for purposes of determining Top-Heaviness.  This Plan will automatically be deemed Top-Heavy if such required aggregation of plans is Top-Heavy as a group and will automatically be deemed not Top-Heavy if such required aggregate of plans is not Top-Heavy as a group.

(b)           Permissive Aggregation.  Any other plan of the Employers which is qualified under Code Section 401(a) or which is a simplified employee pension plan under Code Section 408(k),and which is not in the required aggregation referenced in (a) above, may be aggregated with this Plan (and with any other plan(s) in the required aggregation group in (a) above) for purposes of determining Top-Heaviness if such aggregation would continue to meet the non-discrimination and coverage requirements of Code Sections 401(a)(4) and 410.  This Plan will automatically be deemed not Top-Heavy if such permissive aggregation of plans is not Top-Heavy as a group.

(c)           Determining Aggregate Top-Heavy Status.  The Top-Heavy status of the plans as a group is determined by aggregating the plans’ respective Top-Heavy determinations that are made as of determination dates that fall within the same calendar year.

ARTICLE X

MANAGEMENT OF FUNDS

10.1           Trust Fund.  All contributions made pursuant to this Plan shall be paid to the Trustee under the Trust Agreement and shall become a part of the Trust Fund.  The Trust Fund shall be held and disbursed in accordance with the provisions of the Plan.  No person shall have any interest in, or right to, any part of the Trust Fund, except as expressly provided in the Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund.  The Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan unless the authority to manage, acquire or dispose of such assets is delegated to one or more investment managers pursuant to Section 10.3.  All payments of benefits provided for in this Plan shall be made solely out of the assets of the Trust Fund.

This Plan specifically permits the holding of qualifying employer securities, which may constitute up to 100% of the Plan’s assets.

Notwithstanding the above paragraph, contributions made by the Employers to the Plan are expressly conditioned upon deductibility under Section 404 of the Code.  Upon an Employer’s request, any contribution made by mistake of fact or for which a deduction under Code Section 404 was disallowed shall be returned to such Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed).

10.2           Appointment of Trustee.  The Company may appoint a Trustee and may remove the Trustee at any time upon notice as provided in the Trust, and, in such event or in the event any Trustee shall resign, the Company shall appoint a successor Trustee.

10.3           Appointment of Investment Manager.  The Company may appoint one or more investment managers (as defined under ERISA) which may be provided for under the Trust.

10.4           Records.  The Company shall maintain records of the establishment of the funding policies and methods in effect from time to time and of the determinations of the amounts of contributions to be made to the Fund and shall provide the Board of Directors of the Company with such reports as may be requested or required by ERISA.

ARTICLE XI

ADMINISTRATION OF PLAN

11.1           Plan Administrator.  The Company shall be the Plan Administrator and it shall have the responsibility for carrying out the provisions hereof.  The Company may delegate its responsibilities to one or more individuals acting as the “Retirement Committee.”

11.2           Retirement Committee.  The Company may appoint the Retirement Committee  which shall have the specific delegated powers and duties described in this Article XI and such further powers and duties as the Company may delegate to the Retirement Committee.  Any member of the Retirement Committee may resign or the Company may remove a member.  The Retirement Committee shall consist of at least three persons.  The Retirement Committee shall select a Chairman and may select a Secretary (who may, but need not, be a member of the Retirement Committee) to keep its records or to assist it in the doing of any act or thing to be done or performed by the Retirement Committee.  The Retirement Committee shall advise the Trustee of any such persons selected.  The secretary shall keep a record of all meetings and forward all necessary communications to the Company, Trustee, or Actuary.  The members of the Retirement Committee who are employed by the Company shall serve without compensation for their services on the Retirement Committee, but all reasonable expenses incurred in the performance of their duties shall be paid by the Company or by the Trustee from the Trust Fund.  The Retirement Committee may delegate the day-to-day operations of the Plan to one or more Employees.

11.3           Action of Retirement Committee.  A majority of the members of the Retirement Committee at the time in office shall constitute a quorum for the transaction of business at any meeting.  Any determination or action of the Retirement Committee may be made or taken by a majority of the members present at any meeting thereof or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.  The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and may adopt such rules as it deems necessary, desirable, or appropriate.  All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances.

11.4           Powers and Duties of Retirement Committee.  The Retirement Committee, to the extent not delegated to others, shall administer the Plan and shall have the discretionary power and the duty to take all action and to make all  decisions necessary or proper, including making factual determinations to carry out the terms of the Plan.  The determination of the Retirement Committee as to any question involving the general administration and interpretation of the Plan or determination of any question of fact shall be final, conclusive and binding.  Any discretionary actions to be taken under the Plan by the Retirement Committee with respect to the classification of Employees, Participants, contributions or benefits shall be uniform in their nature and applicable to all persons similarly  situated.  Without limiting the generality of the foregoing, the Retirement Committee shall have the following powers and duties.

•	(a) To require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefit under the Plan;

•	(b) To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

•
(c)           Discretionary authority to:  construe and interpret the Plan, including to resolve ambiguities, inconsistencies and omissions; decide questions concerning the Plan and the eligibility of any Employee to participate in the Plan or to receive benefits under the Plan, in accordance with the provisions of the Plan; and to make factual determinations under the Plan; and

•	(d) To prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits;

•	(e) To prepare and distribute, in such manner as the Retirement Committee deems appropriate, information explaining the Plan;

•	(f) To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

•	(g) To receive, review and keep on file (as it deems convenient or proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee;

•	(h) To make such reports to government agencies and Employees as may be required by the Code and ERISA.

11.5           Employment of Administrative Professionals.  The Retirement Committee may employ counsel and agents such as clerical or accounting services as the Retirement Committee may require in carrying out the provisions of the Plan.

11.6           Liability and Indemnification.  The Employers, the Company and any person to whom it may delegate any duty or power in connection with administering the Plan, the Retirement Committee and the officers and Directors of the Company, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any accountant, counsel, other specialist or other person selected by the Retirement Committee or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them or by the Trustee.  No member of the Retirement Committee, the Employers, the Company, the officers or directors, or employees thereof shall be liable for any neglect, omission or wrongdoing of the Trustee to the extent allowed by the ERISA and the Code.  The Board of Directors of the Company, Retirement Committee, the individual members thereof, and employees shall be indemnified by the Company (not from the Trust Fund) against any and all liabilities arising by reason of any act or failure to act made in good faith in accordance with the Plan, including expenses reasonably incurred in the defense of any related claim.

11.7           Administrative Expenses.  All expenses incurred prior to termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and other proper charges and disbursements of the Trustee and compensation and other expenses and charges of any actuary, accountant, counsel, investment manager, specialist or other person who shall be employed by the Retirement Committee in connection with the administration thereof, shall be paid by the Company except to the extent that such expenses are charged to the Trust Fund.

11.8           Disbursement of Funds.  Subject to the provisions of the Trust Agreement, the Company (or the Retirement Committee if so designated by the Company) shall determine the manner in which the funds of the Plan shall be disbursed pursuant to the Plan.

11.9           Delegation.  The Retirement Committee may authorize one or more of their number or any agent to act for the Retirement Committee.

11.10           Claims Procedure.  (a) If any part of an application for benefits is denied, the  Plan Administrator will provide the applicant with a written notice stating (i) the reason why the claim was denied, (ii) the provisions of the Plan upon which the denial was based, and (iii) an explanation of the Plan’s  review procedure.  Any written notice of denial will be sent to the applicant within 90 days after the claim is delivered to the Plan Administrator, unless special circumstances require an extension of time for processing the claim.  If the Plan Administrator needs an extension of time to process a claim, written notice will be delivered to the applicant before the end of the initial 90 day period.  The notice of extension will include a statement of the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its final decision.  However, that extension may not exceed 90 days after the end of the initial period.  If the Plan Administrator rejects an application for failure to furnish necessary material or information, the written notice to the applicant will explain what more is needed and why, and will tell the applicant that he may refile a proper application.

(b)           If a claim is denied or if the Plan Administrator does not act on an application within 90 days of its delivery, the applicant may appeal by delivering a written notice to the Plan Administrator specifying the reasons for the appeal.  That notice must be delivered within 60 days after receiving the Plan Administrator’s notice of denial or, if no notice of denial was received, within 150 days after the claim was filed.  If he appeals, the applicant may review pertinent documents at any reasonable time and place specified by the Retirement Committee and may submit any additional written material pertinent to the appeal.

(c)           The Plan Administrator will decide the appeal not later than 60 days after delivery of the notice of appeal.  If special circumstances require an extension of time, the Retirement Committee will notify the applicant by written notice that a decision will be made as soon as possible, but not later than 120 days after receipt of the notice of appeal.  The applicant may appear before the Retirement Committee to present his claim.  The Retirement Committee’s decision will be in writing and will state clearly the reasons for the decision, including specific reference to Plan provisions supporting the decision.  The applicant may deem a claim denied if a decision is not furnished within the time prescribed above.

(d)           No individual may bring a cause of action under the Plan until the individual has exhausted all administrative remedies under the Plan.

11.11           Effect Of Mistake.  In the event of a mistake or misstatement as to the age of eligibility, service or participation of a Participant, or the amount of distributions made or to be made to a Participant, the Plan Administrator shall, to the extent it deems it possible, make such adjustments as will in its judgment accord to such Participant or other person the credits or distributions to which he is properly entitled under the Plan.

In the event that the mistake requires that additional amounts to be allocated to a Participant’s Account, upon written notice from the Plan Administrator, the Employer shall make a supplemental contribution to the Plan.

ARTICLE XII

AMENDMENT OR TERMINATION

12.1           Amendment.  The Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate or to meet the requirements of ERISA, Sections 401(a) or 501(a) of the Code, and any similar provisions of subsequent revenue laws or the rules and  regulations from time to time in effect under any of such laws or to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan.  Such modification or amendment shall be made by written instrument executed by a duly authorized officer of the Company.  However, no such modification or amendment shall make it possible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan (other than such part as is required to pay taxes and administration expenses).  No amendment or modification shall make it possible to deprive any Participant of a vested right.

If the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s vesting in his benefit under the Plan, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least 3 years of employment may elect within a reasonable period after the adoption of the amendment or change, to have his vesting computed under the Plan without regard to such amendment or change.  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)           60 days after the amendment is adopted;

(2)           60 days after the amendment becomes effective; or

(3)           60 days after the Participant is issued written notice of the amendment by the Company or Plan Administrator.

12.2           Discontinuance, Suspension, Reduction or Termination of Contributions.  It is the intention of the Company to continue the Plan and make its contributions regularly each year, but an Employer, may for any reason discontinue, suspend or terminate its contributions.

12.3           Termination.  The Company intends to continue the Plan indefinitely, but reserves the right to terminate the Plan at any time.  If the Company terminates the Plan, in whole or in part, or if Employer contributions are permanently discontinued, the interests of all affected Participants shall be fully vested and nonforfeitable.

12.4           Merger, Consolidation, or Transfer.  In the case of any merger or consolidation with, or transfer of assets or liabilities of the Plan to any other plan qualified under Section 401(a) of the Code, each Participant shall (if the Plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation or transfer which is at least equal to the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

ARTICLE XIII

GENERAL PROVISIONS

13.1           Plan is Not an Employment Contract.  This Plan shall not be deemed to constitute a contract between the Company or any Employer and any Employee or other person in the employ of the Company or any Employer and nothing herein contained shall be deemed to give any Employee or other person in the employ of the Company or any Employer any right to be retained in the employ of the Company or any Employer, or to interfere with the right of the Company or any Employer to discharge any Employee or such other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant of the Plan.

13.2           Alienation.  (a)  Except as may be prohibited by law, no distribution or payment under the Plan to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge, the same shall be void, nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment.

(b)           Notwithstanding the foregoing, the Plan Administrator may recognize a qualified domestic relations order with respect to child support, alimony payments, or marital property rights if such order contains sufficient information for the Plan Administrator to determine that it meets the applicable requirements of Section 414(p) of the Code.  The  Plan Administrator shall establish written procedures concerning the notification of interested parties and the  determination of the validity of such orders.  The Plan Administrator may direct distributions to an alternate payee pursuant to a qualified domestic relations order as defined under Code Section 414(p) prior to the date the Participant attains the earliest retirement age, provided that the Retirement Committee has properly notified the affected Participant and each alternate payee of the order and has determined that the order is qualified under Code Section 414(p) and ERISA Section 206(d).

13.3           Exclusive Benefit.  The Company intends that the Plan (including the Trust forming a part thereof) shall be a profit sharing plan of an employer for the exclusive benefit of its Employees or their beneficiaries as provided for in Sections 401(a) and 501(a) of the Code and as may be provided for in any similar provisions of subsequent revenue laws, and that the Trust shall be a qualified trust under such provisions and exempt under Section 501(a) of the Code and as may be provided for in any similar provisions of subsequent revenue laws.

13.4           State Law.  To the extent not inconsistent with or superseded by ERISA, the provisions of the Plan shall be construed, administered and governed under the laws of the State of Wisconsin.

13.5           Expenses.  To the extent not to paid by each Participant Employer, the Plan shall pay the reasonable expenses of the Plan Administrative.  Each participating Employer shall pay such proportionate part of the expenses incurred in the administration of the Plan as the Company shall determine.

ARTICLE XIV

PLAN ADOPTION

14.1           Adoption Procedure.  With the written consent of the Company, any organization or Affiliate of the Company  may adopt the Plan for the Affiliates.

14.2           Withdrawal.  A participating Affiliate may withdraw from the Plan by giving written notice to the Company of Affiliate’s intention to withdraw from participating in the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed this      day of                   , 2001.

TWIN DISC, INCORPORATED

By:

6400733v.4
10094641.3

FIRST Amendment

TWIN DISC, INCORPORATED

THE ACCELERATOR 401(k) SAVINGS PLAN

As Amended and Restated Effective January 1, 1997

WHEREAS, Twin Disc, Incorporated (the “Company”) maintains the Twin Disc, Incorporated—The Accelerator 401(k) Savings Plan, as amended and restated effective January 1, 1997 (the “Plan”) for the benefit of its eligible employees;

WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time;

WHEREAS, the Company now wishes to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”); and

WHEREAS, the First Amendment is intended as good faith compliance with the requirements of EGTRRA and is construed in accordance with EGTRRA and guidance issued thereunder;

NOW, THEREFORE, the Company hereby amends the Plan as follows effective as of January 1, 2002, or such other date as noted herein:

1.	The term “Retirement Committee” is changed to “Benefits Committee” wherever the former term appears in the Plan.

2.	Catch-Up Contributions. Section 1.7 is amended by adding the following to the end thereof:

“Compensation shall also include the amount of any catch-up contributions made in accordance with Code Section 414(v).”

3.	Rollover Contributions. Section 1.16 is amended to read as follows:

“1.16
‘Rollover Contributions’ means the contributions made by an Employee or a Participant pursuant to Section 3.6, of sums distributed to him from or directly transferred from any eligible retirement plan, provided such prior distribution or transfer meets all of the applicable requirements under the Code to qualify for rollover or transfer treatment.”

4.	Elimination of Multiple Use Test. Section 3.4(b)(ii) is amended to read as follows:

“(ii)
The lesser of the (A) Actual Deferral Percentage of all other Participants for the prior Plan Year multiplied by two (2) and (B) the Actual Deferral Percentage of all other Participants for such Plan Year plus two (2) percentage points.”

5.	Elimination of Multiple Use Test. Section 3.4(c)(ii) is amended to read as follows:

“(ii)
The lesser of (A) the Actual Contribution Percentage of all other Participants for such Plan Year multiplied by two (2) and (B) the Actual Contribution Percentage of all other Participants for the prior Plan Year plus two (2) percentage points.”

6.	Timing of SDS Profit Sharing Contribution. The last sentence of Section 3.5 is amended to read as follows:

“SDS shall make profit sharing contributions to the Trustee for a Plan Year by no later than the time prescribed by law for the filing of SDS’s Federal income tax return for that Plan Year, including any extensions thereof.”

7.	Rollover Contributions. Section 3.6 is amended to read as follows:

“3.6
Rollover Contributions.  Each Employee or each Participant may elect to make Rollover Contributions to the Plan from (i) another qualified plan described in Sections 401(a) or 403(a) of the Code, excluding after-tax employee contributions, (ii) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions, (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or (iv) an individual retirement account or annuity described in Section 408(a) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.  The Plan may receive such amount either directly from the Participant or Employee or from the other plan in the form of a direct rollover.  Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Participant or Employee provides satisfactory evidence under rules and procedures as established by the Plan Administrator that such amount qualifies for rollover treatment.  Unless received by the Plan in the form of a direct rollover from another plan, the Rollover Contribution must be paid to the Trustee on or before the 60th day after the day it was received by the Participant.”

8.	Catch-Up Contributions. A new Section 3.8 is added to the Plan to read as follows:

“3.8           Catch-Up Contributions.

(a)
All Participants who are eligible to make salary reduction contributions to the Plan in accordance with Section 3.1 and who have attained age fifty (50) before the close of the calendar year may elect, in such manner as the Plan Administrator shall prescribe, to reduce his or her Compensation payable while a Participant in an amount not to exceed the limit provided in subsection (e), and have that amount contributed to the Plan by his Employer as catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of Sections 3.2(a) and 5.5 implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of Section 3.4 implementing the requirements of Section 401(k)(3) of the Code, or Sections 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.  Catch-up contributions shall be in addition to salary reduction contributions permitted under Section 3.1.

(b)
Any catch-up contributions shall be paid to the Trustee as soon as practicable, but in no case later than the fifteenth business day of the month following the month in which such contributions are withheld.

(c)
Each Participant may change the amounts of his catch-up contributions as of any pay day by filing a new authorization form with the Plan Administrator at least one week before the end of the applicable payroll period.  Each Participant may discontinue his catch-up contributions as of any pay day by notifying the Plan Administrator at least one week before the end of the applicable payroll period.

(d)	No catch-up contribution election shall permit an amount to be deferred and contributed to the Plan as catch-up contributions for any calendar year in excess of the lesser of the following:

(i)	The Applicable Dollar Amount (defined below); or

(ii)	The excess (if any) of:

(A)	The eligible Participant’s Compensation for the calendar year; over

(B)	The eligible Participant’s salary reduction contributions for the calendar year.

(e)	Applicable Dollar Amount. The term “Applicable Dollar Amount” means the amount determined in accordance with the following:

Calendar Year	Applicable Dollar Amount
2002	$1,000
2003	$2,000
2004	$3,000
2005	$4,000
2006	$5,000

For years beginning after December 31, 2006, the $5,000 amount shall be adjusted for increases in the cost of living in accordance with Code Section 414(v)(2)(C).”

9.	Allocation of Catch-Up Contributions. A new Section 5.6 is added to the Plan to read as follows:

“5.6
Allocation of Catch-Up Contributions.  The catch-up contributions made during a Plan Year on behalf of eligible Participants shall be credited to their Accounts within a reasonable time after the Trustee receives the contributions.”

10.	Time of Payment. Section 7.1(a) is amended to read as follows:

“(a)
When the Participant’s Termination of Employment occurs or the Participant is Disabled, the Participant may file with the Plan Administrator his written election to receive his  distribution on such form or forms and subject to such rules as the Plan Administrator may establish.  Benefits are payable to a Participant or his Beneficiary as soon as practicable after the Participant’s Termination of Employment and filing of election to receive his distribution.  The distribution shall be made in a lump sum equal to the value of the vested percentage of the Participant’s Account (determined as of the last Valuation Date immediately preceding distribution).  Distribution shall be made in cash; provided, however, that to the extent the Participant’s Account contained Employer common stock immediately prior to the distribution, the Participant or his Beneficiary may elect to receive distribution of that portion of his Account in the form of Employer common stock.  Any distribution of Employer common stock shall be applied at the fair market value of the assets distributed on the date of such distribution.  The value of fractional shares of Employer common stock will be distributed in cash.”

11.	Small Benefit Cashout. Section 7.1(b) is amended to read as follows:

“(b)
If the value of the Participant’s Account, determined without regard to the value of his Rollover Contributions and earnings thereon, exceeds $5,000 except in the case of death, no distribution shall be made prior to the Participant’s Normal Retirement Age without the prior written consent of the Participant.”

12.	Small Benefit Cashout. Section 7.1(c) is amended to read as follows:

“(c)
If the total value of the Participant’s vested Accounts, determined without regard to the value of his Rollover Contributions and earnings thereon, is $5,000 or less as of the Valuation Date coincident with or immediately following the date of the Participant’s Termination of Employment, then his Accounts shall be automatically distributed as soon as practicable after such Valuation Date.”

13.	Distributions Following Layoff. The provisions of Section 7.1(d) shall no longer apply effective January 1, 2002.

14.	Minimum Distributions. Section 7.4(b) is amended by added the following to the end thereof:

“With respect to distributions under the Plan made for Plan Years beginning on and after January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with Treasury Regulation Sections 1.401(a)(9)-2 through 1.401(a)(9)-6, as issued in final form on April 16, 2002.”

15.	Limitation on Distributions. The opening clause of Section 7.4(c) is amended to read as follows:

“(c)
Salary reduction contributions, catch-up contributions and qualified nonelective contributions, and income allocable thereto, shall not be distributed to Participants or Beneficiaries earlier than upon severance from employment, death, or disability, or upon the occurrence of one of the following events:”

16.	Direct Rollovers. Section 7.7(b) is amended to read as follows:

“(b)
Eligible Rollover Distribution.  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) any distribution made upon the hardship of the Participant.”

17.	Direct Rollovers. Section 7.7(c) is amended to read as follows:

“(c)
Eligible Retirement Plan.  An Eligible Retirement Plan is (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity plan described in Section 403(a) of the Code, (iv) a qualified trust described in Section 401(a) of the Code,  (v) an annuity contract described in Section 403(b) of the Code, or (vi) an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan that accepts the distributee’s eligible rollover distribution.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.”

18.	Hardship Withdrawals. The heading to Section 8.1 and Section 8.1(a) are amended to read as follows:

“8.1           Hardship Withdrawals.

(a)
Prior to the termination of the Participant’s employment, upon a demonstration to the Plan Administrator by the Participant of an immediate and heavy financial need that cannot be met from other resources that are reasonably available to the Participant, a Participant shall be permitted to make a withdrawal of an amount not exceeding the lesser of (i) the amount needed to satisfy such need, or (ii) 100% of the balance in the Participant’s Account.  Notwithstanding the foregoing, distributions made pursuant to this Section may not include any earnings credited on or after January 1, 1989 to the balance of salary reduction and catch-up contributions in the Participant’s Account.”

19.	Hardship Withdrawals. Section 8.1(c) is amended to read as follows:

“(c)
In order to demonstrate that a need cannot be met from other resources, the Participant may be required to provide such documents or information as the Plan Administrator may require and to certify that the need cannot be relieved (i) through reimbursement from insurance, (ii) by reasonable liquidation of assets, (iii) by cessation of salary deferral and catch-up contributions under the Plan, or (iv) by other withdrawals under or loans from this or any other plan or a loan from a commercial lender, on reasonable terms.”

20.	Suspension of Contributions Following Hardship Distributions. The second sentence of Section 8.1(d) is amended to read as follows:

“All of the Participant’s contributions to this Plan and contributions to all other plans maintained by the Employer (except contributions to welfare benefit plans and mandatory employee contributions to defined benefit plans) shall be suspended for a period of six months following such withdrawal.”

21.	Elimination of Spousal Consent Requirement on Loans. The first sentence of Section 8.5(c)(i) is amended to read as follows:

“A Participant must make a written application for a loan to the Plan Administrator or its designee, whose action thereon shall be final.”

22.	Claims Procedures. Section 11.10 is amended to read as follows:

“11.10           Claims Procedure.

(a)	If any part of an application for benefits is denied, the Plan Administrator will provide the applicant with a written notice which includes the following:

(i)	the specific reason or reasons for the denial;

(ii)	specific references to Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary;

(iv)	an explanation of the Plan’s claim review procedure and the time limits applicable to such procedures; and

(v)	a statement concerning the claimant’s right to bring a civil action under ERISA Section 502(a) following a denial upon appeal.

Any written notice of denial will be sent to the applicant within 90 days after the claim is delivered to the Plan Administrator, unless special circumstances require an extension of time for processing the claim.  If the Plan Administrator needs an extension of time to process a claim, written notice will be delivered to the applicant before the end of the initial 90 day period.  The notice of extension will include a statement of the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its final decision.  However, that extension may not exceed 90 days after the end of the initial period.  If the Plan Administrator rejects an application for failure to furnish necessary material or information, the written notice to the applicant will explain what more is needed and why, and will tell the applicant that he may refile a proper application.

(b)
If a claim is denied, the applicant may appeal by delivering a written notice to the Plan Administrator specifying the reasons for the appeal.  That notice must be delivered within 60 days after receiving the Plan Administrator’s notice of denial.  If he appeals, the applicant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information determined by the Plan Administrator in its sole discretion to be relevant to the applicant’s claim for benefits and may submit written comments, documents, records and other information relating to the claim.

(c)
The Retirement Committee will decide the appeal not later than 60 days after delivery of the notice of appeal.  If the Retirement Committee needs an extension of time to process a claim, written notice will be delivered to the applicant before the end of the initial 60 day period.  The notice of extension will include a statement of the special circumstances requiring an extension of time and the date by which the Retirement Committee expects to render its final decision.  However, that extension may not exceed 60 days after the end of the initial period. The applicant may appear before the Retirement Committee to present his claim.  The Retirement Committee’s decision will be in writing and shall include:

(i)	the specific reasons for the denial;

(ii)	reference to the specific provisions of the Plan upon which the denial is based;

(iii)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim;

(iv)	a description of any voluntary appeals procedures offered by the Plan; and

(v)	a statement that the claimant has the right to bring a civil action under ERISA Section 502(a) following a denial upon appeal.”

(d)	No individual may bring a cause of action under the Plan until the individual has exhausted all administrative remedies under the Plan.”

23.	Amendment Authority. The second sentence of Section 12.1 is amended to read as follows:

“Such modification or amendment shall be made by resolution of the Board of Directors or by any person or Committee authorized by resolution of the Board of Directors to take such action.”

*   *   *   *

IN WITNESS WHEREOF, executed this           day of , 2002.

TWIN DISC, INCORPORATED

By:

Its:

ATTEST:

By:

Its:

8236576v.3

SECOND AMENDMENT TO THE

TWIN DISC, INCORPORATED –

THE ACCELERATOR 401(k) SAVINGS PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

WHEREAS, Twin Disc, Incorporated (the “Company”) maintains the Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan, as Amended and Restated Effective January 1, 1997) (the “Plan”) for the benefit of its eligible employees;
WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time; and
WHEREAS, the Company now wishes to amend the Plan to provide for discretionary profit sharing contributions;
NOW, THEREFORE, the Company hereby amends the Plan, effective January 1, 2004, as follows:
1. By adding the following section 3.4 to the Plan and renumbering Section 3.4 through 3.7 as 3.5 through 3.8 respectively:

“3.4  Discretionary Profit Sharing Contributions.  Subject to the limitations set forth in this Article III, an Employer may contribute to the Trustee such additional amount, if any, as shall be determined by the Employer.  Such additional amount, if any, shall be contributed as soon as practicable after the end of the Plan Year to which the contributions relate, but not later than the time prescribed by law for the filing of the Company’s Federal income tax return for the applicable Plan Year including any extensions thereof.”

2. By adding the following language to the end of Section 5.3:

“Subject to the nondiscrimination requirements of the Code, discretionary Employer profit sharing contributions shall be allocated to the accounts of the Participants on whose behalf such Employer discretionary profit sharing contributions were made pro rata on the basis of Participants’ Compensation, provided that the Participant is employed by the Employer on the last day of the Plan Year.”

IN WITNESS WHEREOF, this Amendment was executed this ____ day of June, 2003.
TWIN DISC, INCORPORATED

By:           __________________________________

Its:           __________________________________

ATTEST:

By:           __________________________________

Its:           __________________________________

THIRD AMENDMENT TO THE

TWIN DISC, INCORPORATED –

THE ACCELERATOR 401(k) SAVINGS PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

WHEREAS, Twin Disc, Incorporated (the “Company”) maintains the Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan, as Amended and Restated Effective January 1, 1997) (the “Plan”) for the benefit of its eligible employees;
WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time; and
WHEREAS, the Company now wishes to amend the Plan to provide for discretionary profit sharing contributions;
NOW, THEREFORE, the Company hereby amends the Plan, effective January 1, 2006, as follows:
3. By replacing the existing sections 7.1(b) and (c) of the Plan with the following:

“(b)           If the value of the Participant’s Account exceeds $1,000, except in the case of death, no distribution shall be made prior to the Participant’s Normal Retirement Age without the prior written consent of the Participant.

(c)           If the total value of the Participant’s vested Accounts is $1,000 or less as of the Valuation Date coincident with or immediately following the date of the Participant’s Termination of Employment, then his Accounts shall be automatically distributed as soon as practicable after such Valuation Date.”

4. By replacing the existing subsections under section 8.1(b) with the following:

“(i)           Unreimbursed medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Code Section 152) or an amount necessary for these persons to obtain medical care described in Code Section 213(d);

(ii)           Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)           Payment of tuition and related fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents;

(iv)           The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;

(v)           Payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in section 152, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B));

(vi)           Expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(vii)           Other events provided for in rulings, notices or other documents published by the Commissioner of Internal Revenue.  The amount of an immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.”

IN WITNESS WHEREOF, this Amendment was executed this ____ day of _______________, 2005.
TWIN DISC, INCORPORATED

By:           __________________________________

Its:           __________________________________

ATTEST:

By:           __________________________________

Its:           __________________________________

FOURTH Amendment TO THE

TWIN DISC, INCORPORATED

THE ACCELERATOR 401(k) SAVINGS PLAN

As Amended and Restated Effective January 1, 1997

WHEREAS, Twin Disc, Incorporated (the “Company”) maintains the Twin Disc, Incorporated—The Accelerator 401(k) Savings Plan, as amended and restated effective January 1, 1997 (the “Plan”) for the benefit of its eligible employees;

WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time; and

WHEREAS, the Company now wishes to amend the Plan to allow designated Roth 401(k) contributions as permitted by certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001;

NOW, THEREFORE, the Company hereby amends the Plan as follows effective as of January 1, 2007:

24.	Definition of Account. Section 1.1 is amended in its entirety as follows:

“1.1           ‘Account’ means a separate account or accounts which are maintained for the benefit of each Participant in the Plan, including a separate “Roth Contribution Account” maintained pursuant to Section 4.2.

25.	Definition of Roth Contributions. A new Section 1.17 is added and the subsequent sections renumbered as appropriate. This section shall read as follows:

“1.17           ‘Roth Contributions’ means a salary reduction contribution that is:

i. Designated irrevocably by the Participant at the time the salary reduction agreement is entered into as a Roth Contribution that is being made in lieu of all or a portion of the pre-tax salary reduction contribution and catch-up contribution the Participant is otherwise eligible to make under the Plan; and

ii. Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not entered into the salary reduction agreement under the Plan.”

26.
Definition of Spouse.  A new Section 1.18 defining the term “Spouse” is added and the subsequent sections renumbered as appropriate.  In addition, all occurrences of this term throughout the Plan shall be capitalized.  This section shall read as follows:

“1.18           ‘Spouse’ means an individual who is recognized as the lawful husband or lawful wife of a Participant under both the Federal Defense of Marriage Act and the laws of the state of the Participant’s residence.  Spouse does not include an individual who is married under common law or who is legally separated from a Participant, unless required by law.”

27.
Roth Contributions Constitute Salary Reduction Contributions.  Section 3.1(a) is amended in its entirety as follows to clarify that Roth Contributions shall be included in the meaning of salary reduction contributions:

“3.1           Salary Reduction Contribution.  (a)  Salary reduction contributions are made pursuant to an agreement between a Participant and his Employer for the Participant to accept a salary reduction in consideration of a non-Roth pre-tax contribution and/or Roth Contribution to the Plan by the Employer on the Participant’s behalf in the same amount.  Each Participant shall have the option to enter into a written salary reduction agreement with the Employer which shall be applicable to all Compensation received thereafter.  The salary reduction agreement shall (1) provide that the Participant agrees to accept a reduction in salary from the Employer in an amount equal to any whole number percentage of the Participant’s Compensation for the relevant Plan Year as determined by the Plan Administrator and (2) require a Participant to specify the extent to which such salary reduction contributions constitute non-Roth pre-tax contributions versus Roth Contributions.  The Employer shall contribute to the Trust Fund, as soon as practicable after, and in no event later than fifteen (15) days after, the end of each payroll period, an amount equal to the salary reduction contributions of all Participants for such payroll period.”

28.	Roth Contributions. A new Article IV is added and subsequent Articles are renumbered as appropriate. New Article IV shall read as follows:

“ARTICLE IV

ROTH CONTRIBUTIONS

4.1           General Application.  Effective January 1, 2007, the Plan will accept Roth Contributions made on behalf of Participants.  A Participant’s Roth Contributions will be allocated to a separate account maintained for such contributions as described in Section 4.2, below.  Unless specifically stated otherwise, Roth Contributions will be treated as salary reduction contributions for all purposes under the Plan and will be subject to the limitations set forth in Article III.

4.2	Separate Accounting.

(a)           Contributions and withdrawals of Roth Contributions will be credited and debited to a separate Roth Contribution Account maintained for each Participant.

(b)           The Plan will maintain a record of the amount of Roth Contributions in each Participant’s Roth Contribution Account.

(c)           Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account.

(d)           No contributions other than Roth Contributions and properly attributable earnings will be credited to each Participant’s Roth Contribution Account.

4.3           Direct Rollovers.

(a)           Notwithstanding Section 7.7 (renumbered 8.7), a direct rollover of a distribution from a Roth Contribution Account under the Plan will only be made to another Roth Contribution account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(b)           Notwithstanding Section 3.6, the Plan will accept a Rollover Contribution to a Roth Contribution Account only if it is a direct rollover from another Roth contribution account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(c)           Eligible rollover distributions from a Participant’s Roth Contribution Account are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

4.4           Correction of Excess Elective Deferrals.  In the case of a distribution of Excess Elective Deferrals pursuant to Section 3.2(b), to the extent Roth Contributions were made for the year, Roth Contributions shall be distributed first.

4.5           Distribution of Excess Contributions.  In the case of a distribution of Excess Contributions pursuant to Section 3.4(f), the distribution shall be made pro-rata from non-Roth pre-tax contributions and Roth Contributions, but only to the extent such types of contributions were made for the Plan Year.

4.6           Permissible Withdrawals.  For purposes of Sections 8.1 and 8.2 (renumbered 9.1 and 9.2), withdrawals shall be composed only of non-Roth pre-tax contributions.

4.7           Loans.  For purposes of Section 8.5 (renumbered 9.5), Roth Contributions shall be included in the calculation to determine the available amount for a loan; however, loans may not be made from a Participant’s Roth Contribution Account.”

6.           Pro-Rata Distribution.  A new subsection (c) is added to Section 7.4 (renumbered 8.4) and subsections (c) and (d) are renumbered (d) and (e).  This Subsection (c) shall read as follows:

“7.4(c)  Unless otherwise stated herein, distributions shall be made pro-rata from all Accounts.”

[Signature page follows.]

*   *   *   *

IN WITNESS WHEREOF, executed this           day of , 2006.

TWIN DISC, INCORPORATED

By:

Its:

ATTEST:

By:

Its:

FIFTH AMENDMENT TO THE

TWIN DISC, INCORPORATED –

THE ACCELERATOR 401(k) SAVINGS PLAN

 (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

WHEREAS, Twin Disc, Incorporated (the “Company”) maintains the Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan, as Amended and Restated Effective January 1, 1997) (the “Plan”) for the benefit of its eligible employees;
WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time; and
WHEREAS, the Company now wishes to amend the Plan to: (i) amend the definition of Compensation; (ii) adjust the calculation of income or loss on Excess Elective Deferrals, excess contributions and excess aggregate contributions to account for changes in the law; and (iii) provide for automatic enrollment of newly eligible Participants in the Plan in the absence of an affirmative election to enroll in the Plan by such Participants;
NOW, THEREFORE, the Company hereby amends the Plan, effective as of the dates listed below, as follows:
1. Effective for Plan Years on and after January 1, 2008, Section 1.7 of the Plan is amended in its entirety to read as follows:

1.7           “Compensation” (a)  means the total of all amounts paid to an Employee by the Employer for personal services as an Employee of the Employer as reflected on Form W-2 (wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer in the course of their trades or businesses for which they are required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 of the Code, determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed, such as the exception for agricultural labor in Section 3401(a)(2)), plus any salary reduction the Employee elects under Code Sections 125, 129 or 401(k) but excluding severance pay and all of the following items, (even if includable in gross income); reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits; provided, however, the Plan shall disregard Compensation in excess of Section 401(a)(17) of the Code, indexed for inflation.

(b)           Compensation paid to an Employee after severance from employment with the Employer that otherwise meets the definition of Compensation under this Section 1.7 will remain Compensation if it is paid by the later of 2 ½ months after the Employee’s severance from employment with the Employer, or the end of the Plan Year that includes the date of the Employee’s severance from employment with the Employer.  Any payments to an Employee after severance from employment with the Employer that are paid after this period will not be considered Compensation under the Plan.”

2. Effective for Plan Years on and after January 1, 2007, Section 3.2(d) of the Plan is amended in its entirety to read as follows:

“3.2           Limitation on Salary Reduction Contributions.

*   *   *

(d)           Determination of income or loss.  Excess Elective Deferrals shall be adjusted for any income or loss under a method permitted under Treasury Regulation Section 1.402(g)-1(e)(5).”

3. Effective for Employees who become Participants on and after August 1, 2007, the following new Section 3.3 is added to the Plan and the remaining Sections of Article III and applicable cross-references thereto are renumbered accordingly:

“3.3           Automatic Enrollment Contributions.  (a)  Notwithstanding the provisions in Section 3.1 of the Plan, any Employee who becomes a Participant in the Plan pursuant to Article II of the Plan, on or after August 1, 2007, shall be automatically enrolled in the Plan and be deemed to have elected to have three percent (3%) of his Compensation contributed to the Plan as salary reduction contributions in the Participant’s first year of participation and, as of the first day of the next three Plan Years, the Participant will be deemed to have elected to have an additional one percent (1%) of his Compensation contributed to the Plan as salary reduction contributions, up to a maximum deferral of six percent (6%) of his Compensation.

(b)           An Employee’s automatic enrollment shall be effective as of the first day of the first payroll period following the date on which the Employee becomes a Participant, or as soon as administratively practicable thereafter; provided, however, that such automatic enrollment shall not apply where the Participant affirmatively elects, in the form and manner as the Plan Administrator may require and within a reasonable time period determined by the Plan Administrator, following the date such Participant is notified of such automatic enrollment, (1) not to contribute any percentage of his Compensation to the Plan; or (2) to contribute a different percentage of his Compensation to the Plan in accordance with and subject to the requirements of Section 3.1.

(c)           Contributions made pursuant to this section on automatic enrollment shall be considered to be salary reduction contributions and shall be subject to all terms of the Plan applicable to salary reduction contributions, including but not limited to the limitations under Code Section 402(g) as referenced in Section 3.2 of the Plan.  To the extent required by applicable law, the Plan Administrator shall notify Employees who become Participants in the Plan regarding the applicability of any salary reduction contributions that will result from automatic enrollment pursuant to this Section 3.3.

(d)           If a Participant fails to elect the manner in which contributions made to his Account pursuant to this section on automatic enrollment are to be invested, then these contributions to his Account shall be invested in such fund as the Plan Administrator shall deem appropriate, upon notice to the Participant; provided, however that such fund is intended to be a qualified default investment alternative as that term is defined under regulations prescribed by the Department of Labor.”

4. Effective for Plan Years on and after January 1, 2007, newly renumbered Section 3.5(f)(i) of the Plan, previously Section 3.4(f)(i), is amended in its entirety to read as follows:

“3.4           Limitations on Contributions For Nondiscrimination Testing Purposes.

*   *   *

(f)           Treatment of Excess Contributions.

*   *   *

(i)           Unless the Employer makes sufficient qualified nonelective contributions under Subsection (iv) below, excess contributions and excess aggregate contributions (as defined in subsections (ii) and (iii) below), plus any income and minus any loss allocable thereto, such income or loss determined and allocated in accordance with Internal Revenue Code Section 401(k)(8) and applicable Treasury Regulations, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such excess contributions and excess aggregate contributions were allocated for the preceding Plan Year.  Excess contributions and excess aggregate contributions shall be treated as Annual Additions under Section 5.5 of the Plan.”

IN WITNESS WHEREOF, this Amendment was executed this ____ day of _______________, 2007.
TWIN DISC, INCORPORATED

By:           __________________________________

Its:           __________________________________

ATTEST:

By:           __________________________________

Its:           __________________________________

SIXTH AMENDMENT TO THE

TWIN DISC, INCORPORATED –

THE ACCELERATOR 401(k) SAVINGS PLAN

 (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

WHEREAS, Twin Disc, Incorporated (the “Company”) maintains the Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan, as Amended and Restated Effective January 1, 1997) (the “Plan”) for the benefit of its eligible employees;
WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time;
WHEREAS, the Company previously amended the Plan to provide for discretionary profit sharing contributions: and
WHEREAS, the Board of Directors has authorized the Employee Benefits Committee (the “Committee”) to amend the Plan, provided that the amendment does not change a benefit formula, and the Committee now wishes to amend the Plan to clarify when and to whom discretionary profit sharing contributions can be made;
NOW, THEREFORE, the Committee hereby amends the Plan, effective January 1, 2008, as follows:
5. By revising section 3.4 of the Plan as follows:

“3.4  Discretionary Profit Sharing Contributions.  Subject to the limitations set forth in this Article III, an Employer may contribute to the Trustee such additional amount, if any, as shall be determined by the Employer.  Such additional amount, if any, shall be contributed not later than the time prescribed by law for the filing of the Company’s Federal income tax return for the applicable Plan Year including any extensions thereof.

6. By deleting the second grammatical paragraph of Section 5.3 and adding a new Section 5.6 to read as follows:

“5.6  Allocation of Discretionary Profit Sharing Contributions.  Subject to the nondiscrimination requirements of the Code, discretionary Employer profit sharing contributions, if any, shall be allocated to the Accounts of the Participants on whose behalf such Employer discretionary profit sharing contributions were made pro rata on the basis of Participants’ Compensation, provided that the Participant is employed by the Employer on the last day of the Plan Year.

Notwithstanding the foregoing, but subject to the nondiscrimination requirements of the Code, a discretionary profit sharing contribution related to the Company’s fiscal year ended June 30, 2008 (“2008 FY”) shall be allocated to the Accounts of the Participants (and Employees eligible to become a Participant) who were:

(i) employed as of June 30, 2008; and

(ii) not eligible to participate in either the Corporate Incentive Plan or Sales Incentive Plan for the 2008 FY;

pro rata on the basis of the Participants’ base salary (excluding overtime) paid during the 2008 FY.”

**********************************
IN WITNESS WHEREOF, this Amendment was executed this ____ day of July, 2008.
TWIN DISC, INCORPORATED

EMPLOYEE BENEFITS COMMITTEE

By:           __________________________________

Its:           __________________________________

ATTEST:

By:           __________________________________

Its:           __________________________________

SEVENTH AMENDMENT TO THE

TWIN DISC, INCORPORATED –

THE ACCELERATOR 401(k) SAVINGS PLAN

 (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

WHEREAS, Twin Disc, Incorporated (the “Company”) maintains the Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan, as Amended and Restated Effective January 1, 1997) (the “Plan”) for the benefit of its eligible employees;
WHEREAS, Section 12.1 of the Plan provides that the Company may amend the Plan at any time; and
WHEREAS, the Board of Directors has authorized the Employee Benefits Committee (the “Committee”) to amend the Plan, provided that the amendment does not change a benefit formula, and the Committee now wishes to amend the Plan to reflect provisions of the Pension Protection Act of 2006 and the Worker, Retiree and Employer Recovery Act of 2008;
NOW, THEREFORE, the Committee hereby amends the Plan, effective January 1, 2008, as follows:
7. By revising section 3.2(d) of the Plan to read as follows:

“(d)           Determination of income or loss.  Excess Elective Deferrals shall be adjusted for any income or loss calculated through the end of the Plan Year to which the Excess Elective Deferrals relate.”

8. By revising Section 7.7(c) of the Plan to read as follows:

“(c)           Eligible Retirement Plan.  An Eligible Retirement Plan is (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity plan described in Section 403(a) of the Code, (iv) a qualified trust described in Section 401(a) of the Code,  (v) an annuity contract described in Section 403(b) of the Code, (vi) a Roth individual retirement account described in Section 408A of the Code, or (vii) an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan that accepts the distributee’s eligible rollover distribution.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.”

**********************************
IN WITNESS WHEREOF, this Amendment was executed this ____ day of December, 2009.
TWIN DISC, INCORPORATED

EMPLOYEE BENEFITS COMMITTEE

By:           __________________________________

Its:           __________________________________

ATTEST:

By:           __________________________________

Its:           __________________________________